ARCUS MINING HOLDINGS LIMITED

UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS

JUNE 30, 2018

MOORE STEPHENS

Moore Stephens CPA Limited
801-806 Silvercord, Tower 1,
30 Canton Road, Tsimshatsui,
Kowloon, Hong Kong
T +852 2375 3180
F +852 2375 3828
www.moorestephens.com.hk

大華馬施雲
會計師事務所有限公司

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Directors of
Arcus Mining Holdings Limited

Results of Review of Interim Financial Information

We have reviewed the accompanying consolidated balance sheet of Arcus Mining Holdings Limited and its subsidiaries (collectively, the "Company") as of June 30, 2018, and the related consolidated statements of operations and comprehensive loss for the six-month period ended June 30, 2018 and 2017, and cash flows for the six-month periods ended June 30, 2018 and 2017, and the related notes (collectively referred to as the interim consolidated financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB"), the consolidated balance sheet of the Company as of December 31, 2017, and the related consolidated statement of operations and comprehensive loss, retained earnings, and cash flows for the year then ended (not presented herein); and in our report dated March 9, 2018, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2017, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

Material Uncertainty related to Going Concern

Note 1 of the Company's consolidated financial statements as of December 31, 2017, and for the year then ended discloses that the Company has suffered an operating loss of $1,230,969 for the year ended December 31, 2017 and has a stockholders' deficiency of $6,604,294 as of December 31, 2017. Our auditor's report on those consolidated financial statements includes an explanatory paragraph referring to the matters in Note 1 of those consolidated financial statements and indicating that these matters raised substantial doubt about the Company's ability to continue as a going concern. As indicated in Note 1 of the Company's interim consolidated financial statements as of June 30, 2018, and for the six months then ended, the Company has further suffered an operating loss of $670,931 for the six-month period ended June 30, 2018 and has a stockholders' deficiency of $7,330,072 as of June 30, 2018. The Company has not yet commenced formal production and was still unable to generate sufficient working capital to meet its financing requirements as of June 30, 2018. The accompanying interim consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MOORE STEPHENS

Report of Independent Registered Public Accounting Firm (Continued)

Basis for Review Results

These interim consolidated financial statements are the responsibility of the Company's management. We conducted our review in accordance with the standards of the PCAOB. A review of interim consolidated financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

Moore Stephens CPA Limited

Moore Stephens CPA Limited
Certified Public Accountants

Hong Kong
August 14, 2018

Arcus Mining Holdings Limited
Unaudited Interim Consolidated Balance Sheets
As of June 30, 2018

(In United States dollars)

	Note	June 30, 2018 $	December 31, 2017 $
Assets			
Current assets			
Cash and cash equivalents		217,796	38,943
Other receivables		109,850	91,072
Prepayments and deposits		157,077	149,182
Total current assets		484,723	279,197
Non-current assets			
Property, plant and equipment	3	1,670,244	1,639,139
Intangible assets	4	1,097,362	1,097,362
Total assets		3,252,329	3,015,698
Liabilities and Stockholders' Deficiency			
Current liabilities			
Accrued charges		210,762	307,663
Other payables	7	364,311	234,385
Loans from related persons	8(a)	764,899	256,022
Total current liabilities		1,339,972	798,070
Non-current liabilities			
Amounts due to shareholders	8(c)	9,102,551	8,679,987
Provision for asset retirement obligations		30,251	30,696
Provision for exploration asset compensation		109,627	111,239
Total liabilities		10,582,401	9,619,992
Commitments	9		
Stockholders' deficiency			
Common stock, par value $1 per share - 1,000,000 shares authorized - 100 issued and outstanding shares		100	100
Accumulated loss		(7,046,930)	(6,375,999)
Accumulated other comprehensive loss		(283,242)	(228,395)
Total stockholders' deficiency		(7,330,072)	(6,604,294)
Total liabilities and stockholders' deficiency		3,252,329	3,015,698

The accompanying notes are an integral part of these interim consolidated financial statements.

Arcus Mining Holdings Limited
Unaudited Interim Consolidated Statements of Operations and Comprehensive Loss
For the six-month period ended June 30, 2018 and 2017

(In United States dollars)

	Six months ended June 30, 2018	Six months ended June 30, 2017
	$	$
Net sales	-	197,318
Cost of sales	(137,491)	(192,490)
Gross (loss)/profit	(137,491)	4,828
Administrative expenses	(531,506)	(442,274)
Loss from operations	(668,997)	(437,446)
Other income	28,764	51,411
Interest expense	(30,698)	(125,909)
Loss before provision for income taxes	(670,931)	(511,944)
Provision for income tax	-	-
Net loss	(670,931)	(511,944)
Other comprehensive (loss)/income, net of tax:		
Foreign currency translation adjustments	(54,847)	87,380
Comprehensive loss	(725,778)	(424,564)
Net loss per share:		
Basic net loss per share	($6,709.31)	($5,119.44)
Diluted net loss per share	($6,709.31)	($5,119.44)
Weighted average number of common shares outstanding:		
Basic and diluted	100	100

The accompanying notes are an integral part of these interim consolidated financial statements.

Arcus Mining Holdings Limited
Unaudited Interim Consolidated Statements of Cash Flows
For the six-month period ended June 30, 2018 and 2017

(In United States dollars)

	For the six-month period ended June 30, 2018 $	2017 $
Cash flows from operating activities		
Net loss	(670,931)	(511,944)
Adjustments to reconcile net loss to net cash used in operating activities:-		
Depreciation of property, plant and equipment	23,701	49,100
Loss on disposal	209	-
Net foreign exchange gain	(1,294)	2,295
Changes in assets and liabilities:-		
Inventories	-	91,491
Accounts receivable	-	50,245
Other receivables	(20,680)	(790)
Prepayments and deposits	(8,821)	(104,831)
Accrued charges	(94,903)	117,493
Other payables	137,242	18,176
Provision for asset retirement obligations	-	133
Net cash used in operating activities	(635,477)	(288,632)
Cash flows from investing activities		
Acquisition of property, plant and equipment	(80,019)	(11,376)
Net cash used in investing activities	(80,019)	(11,376)
Cash flows from financing activities		
Advances from shareholders	383,698	287,184
Proceeds from new loans – related persons	510,284	-
Net cash provided by financing activities	893,982	287,184
Net increase in cash and cash equivalents	178,486	(12,824)
Effect of exchange rate changes on cash and cash equivalents	367	1,501
Cash and cash equivalents, beginning of period	38,943	101,278
Cash and cash equivalents, end of period	217,796	89,955
Supplemental disclosure of cash flow information		
Cash paid during the period for:-		
Interest	-	-
Income tax	-	-

The accompanying notes are an integral part of these interim consolidated financial statements.

134

1. Nature of operations

Arcus Mining Holdings Limited ("Arcus") was incorporated in the Republic of Seychelles on June 17, 2014. Arcus Mining Holdings Limited and its subsidiaries (collectively referred to as the "Company") are engaged in fluorite mining operations in Mongolia, including the processing and sales of fluorite products. Up to June 30, 2018 and the date of this report, the Company owns three mining rights in Mongolia (Mining license numbers: MV016819, MV017305 and MV9918A). During the six-month period ended June 30, 2018, the Company has yet to commence regular mining operations except a trial production was conducted in Dojir mine located in Bayan-Ovoo soum, Khenti province (Mining license number: MV016819).

The Company incurred an operating loss of $670,931 for the six-month period ended June 30, 2018 and has a stockholders' deficiency of $7,330,172 as of June 30, 2018. Notwithstanding the operating loss incurred for the period ended June 30, 2018, and the stockholders' deficiency as of June 30, 2018, the accompanying interim consolidated financial statements have been prepared on a going concern basis. Since the Company is currently in the development and trial-production stage, it is still in the capital investing period. The Company's business forecast indicates that the Company will have positive cash inflow after the commencement of formal production. Management believes the Company will have sufficient working capital to meet its financing requirements based of the financial support of shareholders and upon their experience and their assessment of the Company's projected performance, production ability and product market.

2. Summary of significant accounting policies

(a) Basis of presentation and principles of consolidation

These unaudited interim financial statements of the Company have been prepared on the same basis as the Company's audited consolidated financial statements and, in the opinion of management, include all material adjustments, consisting only of normal recurring adjustments considered necessary in order to make these interim consolidated financial statements not misleading, in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

These interim financial statements should be read in conjunction with the Company's December 31, 2017 annual consolidated financial statements and disclosures in interim financial statements generally do not repeat those in the annual consolidated financial statements.

The results for the six-month period ended June 30, 2018 are not necessarily indicative of the results expected for the full year.

These interim consolidated financial statements include the financial statements of Arcus and its subsidiaries after elimination of inter-company accounts and transactions.

Companies acquired in business combinations have been consolidated from the date on which control of the net assets and operations was transferred to the Company, in accordance with the acquisition method of accounting.

(b) Use of estimates in the preparation of consolidated financial statements

The preparation of consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. By their nature, these estimates and assumptions are subject to measurement uncertainty and the effect on the consolidated financial statements of changes in such estimates and assumptions in future periods could be significant. Significant areas requiring management's estimates and assumptions include valuation and impairment losses on mining rights and valuation of asset retirement obligations and exploration asset compensation. Other areas requiring estimates include depletion and amortization of mining rights, depreciation of property, plant and equipment and valuation allowance for deferred tax asset and deferred tax liabilities. Actual results could differ significantly from those estimates and assumptions.

2. Summary of significant accounting policies (continued)

(c) Cash and cash equivalents

Cash and cash equivalents are short-term, highly liquid investments with original maturities of three months or less. As of June 30, 2018 and December 31, 2017, the Company's cash amounted to $217,796 and $38,943, respectively, and there were no cash equivalents.

(d) Intangible assets

Intangible assets consist of acquired mining rights and are initially measured at fair value as at the date of acquisition. Following the initial recognition, intangible assets are stated at cost less accumulated amortization and impairment losses.

Intangible assets are amortized on the units-of-production method utilizing only proven and probable fluorite reserves in the depletion base.

(e) Property, plant and equipment

(i) Property, plant and equipment are stated at cost less accumulated depreciation. Buildings are depreciated on a straight-line basis over 15 to 40 years, representing the shorter of the remaining term of the lease or the expected useful life to the Company.

(ii) Other categories of property, plant and equipment are recorded at cost and depreciated to their estimated residual values using the straight-line method over their estimated useful lives, as follows:

- Leasehold improvements: 5 years or the shorter of the remaining term of the lease
- Furniture and equipment: 5 years
- Motor vehicles: 3 to 7 years
- Factory equipment: 5 to 10 years
- Mineral properties: Unit-of-production

(iii) Normal repairs and maintenance are charged to operating expenses as incurred, while costs incurred that extend the useful life of an asset, improve the safety of our operations, or improve operating efficiency are capitalized.

(f) Impairment of long-lived assets

The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets. An impairment loss is measured and recorded based on discounted estimated future cash flows or upon an estimate of fair value that may be received in an exchange transaction. Future cash flows are estimated based on quantities of recoverable minerals, expected fluorspar prices, production levels and operating costs of production and capital, based upon the projected remaining future fluorspar production from each mining site. Existing proven and probable reserves and value beyond proven and probable reserves, including mineralization that is not part of the measured, indicated or inferred resource base, are included when determining the fair value of mine site reporting units at acquisition and, subsequently, in determining whether the assets are impaired. The term "recoverable minerals" refers to the estimated amount of fluorspar that will be obtained after taking into account losses during processing and treatment. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups. The Company's estimates of future cash flows are based on numerous assumptions and it is possible that actual future cash flows will be significantly different than the estimates, as actual future quantities of recoverable minerals, fluorspar prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties. As of June 30, 2018 and December 31, 2017, there were no impairment of long-lived assets.

2. Summary of significant accounting policies (continued)

(g) Operating lease charges

Where the Company has the use of assets held under operating leases, payments made under the leases are charged to profit or loss in equal installments over the accounting periods covered by the lease term, except where an alternative basis is more representative of the pattern of benefits to be derived from the leased asset. Lease incentives received are recognized in profit or loss as an integral part of the aggregate net lease payments made. Contingent rentals are charged to income in the accounting period in which they are incurred.

(h) Income taxes

Deferred income taxes are provided using the asset and liability method in accordance with Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") 740, "Income Taxes". Under this method, deferred income taxes are recognized for all significant temporary differences at enacted rates and classified as a non-current asset or liability. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all, the deferred tax asset will not be realized.

FASB ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements, and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides accounting guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Interest and penalties from tax assessments, if any, are included in income taxes in the statements of operations and comprehensive income.

A tax position must be more likely than not of being sustained in order to be recognized in the consolidated financial statements. As of June 30, 2018 and 2017, the Company did not have any uncertain tax positions or accrued interest and penalties related to uncertain tax positions. The Company does not expect to have a material change to its income tax provisions in the next twelve months.

(i) Restoration and remediation costs (Asset retirement obligations)

In Mongolia, the mining laws and regulations require the Company to reclaim the surface areas and restore underground water quality for its mine projects to the pre-existing mine area average quality after completion of the mining activities.

Future reclamation and remediation costs, which include extraction equipment removal and environmental remediation, are accrued at the end of each period based on management's best estimate of the costs expected to be incurred for each project. Such estimates consider the costs of future surface and groundwater activities, current regulations, actual expenses incurred, and technology and industry standards.

In accordance with FASB ASC 410, "Asset Retirement and Environmental Obligations", the Company capitalizes the measured fair value of asset retirement obligations to mineral properties. The asset retirement obligations are accreted to an undiscounted value until the time at which they are expected to be settled. The accretion expense is charged to earnings and the actual retirement costs are recorded against the asset retirement obligations when incurred. Any difference between the recorded asset retirement obligations and the actual retirement costs incurred will be recorded as a gain or loss in the period of settlement.

On a regular basis, the Company reviews the assumptions used to estimate the expected cash flows required to settle the asset retirement obligations, including changes in estimated probabilities, amounts and timing of the settlement of the asset retirement obligations, as well as changes in any regulatory or legal obligations for each of its mineral projects. Changes in any one or more of these assumptions may cause revision of asset retirement obligations for the corresponding assets.

13
4

2. Summary of significant accounting policies (continued)

(j) Revenue recognition

On January 1, 2018, the Company early adopted ASC Topic 606, "Revenue from Contracts with Customers", applying the modified retrospective method. The adoption did not result in a material adjustment to the accumulated deficit as of January 1, 2018.

The Company recognizes revenue when it satisfies a performance obligation(s) in accordance with the provisions of a customer order or contract. This is achieved when control of the product has been transferred to the customer, which is generally determined when title, ownership, and risk of loss pass to the customer, all of which occurs upon shipment or delivery of the product. In determining when and how much revenue is recognized from contracts with customers, the Company performs the following five-step analysis: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; (5) recognize revenue when (or as) the entity satisfies a performance obligation. The sales of the Company's products to its customers represent single performance obligations for which revenue is recognized at a point in time. Based on the foregoing, no significant judgment is required to determine when control of a product has been transferred to a customer.

The Company measures revenue based on the consideration it expects to be entitled to receive in exchange for its products. The standard terms and conditions of customer orders and contracts does not provide its customers with the right of return (except for quality), price protection, rebates or discounts. All sales are based on firm customer orders with fixed terms and conditions, which generally cannot be modified.

(k) Provision for exploration asset compensation

The Government of Mongolia issued a policy that requires all mining companies to pay compensation to the Government if the exploration work on their mining license area was funded by the Government. The compensation amount for the exploration work done has been estimated by the Mineral Resources Authority of Mongolia.

The provision for exploration expenditure is calculated as the discounted net present value of estimated future net cash outflows of the reclamation and closure costs.

(l) Cost of sales

Cost of sales includes raw material costs, mining overhead including depreciation expenses and shipping and handling costs related to the movement of finished goods from mining locations to customer locations. Additionally, cost of sales includes customs duties, product packaging cost, the cost of tooling and inventory shrinkage and damages.

(m) Administrative expenses

Administrative expenses include salaries and benefits, consulting, audit, tax, legal, insurance, rent and utilities, and other general operating expenses.

(n) Foreign currency transactions and translations

These consolidated financial statements are presented in United States dollars ("USD"), which is different from Arcus and its subsidiaries' functional currencies. The functional currency of the subsidiaries in Mongolia, Khan Shashir LLC and Shek Hung Gold LLC, is the Mongolian Tugrik ("MNT"). The functional currency of the subsidiary in the People's Republic of China ("PRC"), Best Metro Import & Export Trading (Inner Mongolia) Limited is the Chinese Renminbi ("RMB"), while the functional currency of all other subsidiaries is the Hong Kong dollar ("HKD").

The functional currency of Arcus is the HKD. The financial statements of foreign subsidiaries where HKD, MNT and RMB are the functional currencies and which have transactions denominated in non-HKD/MNT/RMB currencies are translated into HKD/MNT/RMB at the exchange rates existing on that date. The translation of local currencies into HKD/MNT/RMB creates transaction adjustments which are included in the statements of operations and comprehensive income.

2. Summary of significant accounting policies (continued)

(n) Foreign currency transactions and translations (continued)

The financial statements of Arcus and its foreign subsidiaries, where non-USD currencies are the functional currencies, are translated into USD using exchange rates in effect at period end for assets and liabilities and average exchange rates during each reporting period for the statement of operations. Adjustments resulting from translation of these financial statements are reflected as a separate component of stockholders' deficit.

(o) Comprehensive loss

Comprehensive loss is defined as all changes in deficit, exclusive of transactions with stockholders, such as capital investments. Comprehensive loss includes net loss and changes in certain assets and liabilities that are reported directly in equity.

(p) Net loss per share

Basic loss per common share is computed by dividing net loss applicable to common stockholders for each reporting period by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is computed by dividing net loss applicable to common stockholders for each reporting period by the weighted average number of common shares outstanding during the period, plus the effects of potentially dilutive restricted stock calculated using the treasury stock method and the potential dilutive effect of the conversion of convertible securities, such as warrants and convertible notes, into shares of our common stock.

(q) Fair value measurement

The Company complies with FASB ASC 820, "Fair Value Measurements", which clarifies the definition of fair value, prescribes methods for measuring fair value and establishes a fair value hierarchy to classify the inputs used in measuring fair value.

Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:-

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Inputs that are generally unobservable and typically reflect management's estimate of assumptions that market participants would use in pricing the asset or liability.

Financial instruments are measured as follows:-

The carrying amounts of cash and cash equivalents, accounts and other receivables, prepayments and deposits, accrued charges, other payables, loans from related persons and amounts due to shareholders, approximate their fair values due to the short term nature of these instruments.

2. Summary of significant accounting policies (continued)

(r) Recent changes in accounting standards

In January 2017, the FASB issued No.2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. This Update states an entity no longer will determine goodwill impairment by calculating the implied fair value of goodwill by assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination. Instead, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount, where Step 2 from the goodwill impairment test is eliminated. In addition, any reporting unit with a zero or negative carrying amount is no longer required to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test. For public entity, this Update is effective for annual or any interim periods beginning after December 15, 2019. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

In February 2016, the FASB issued an update to the standards to require lessees to recognize a lease liability and a right-of-use asset for all leases (lease terms of more than 12 months) at the commencement date. The new guidance is effective for the Company no later than the first quarter of fiscal 2019 and requires a modified retrospective approach to adoption. Early adoption is permitted. In January 2018, the FASB issued No. 2018-01, Leases (Topic 842): Land Easement Practical Expedient for Transition to Topic 842: The amendments in this Update affect the amendments in Update 2016-02, which are not yet effective but may be early adopted, and Example 10 of Subtopic 350-30. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Update 2016-02. An entity that early adopted Topic 842 should apply the amendments in this Update upon issuance. The Company is evaluating the potential impact of this standard on its consolidated financial statements and disclosures.

3. Property, plant and equipment

Property, plant and equipment include the following:-

	June 30, 2018	December 31, 2017
	(In United States dollars)	
Buildings	176,284	178,876
Leasehold improvements	119,676	120,172
Furniture, fixture and equipment	188,072	126,086
Motor vehicles	277,609	281,691
Factory equipment	25,694	26,072
Mineral properties	1,341,875	1,346,814
Less: accumulated depreciation	(493,726)	(475,843)
	1,635,484	1,603,868
Construction in progress	34,760	35,271
Total property, plant and equipment	1,670,244	1,639,139

Construction in progress is mainly related to fluorspar beneficiation plant under construction and stall cables to be used during the construction of the shaft at the mine sites. During the six-month periods ended June 30, 2018 and 2017, depreciation expenses charged to the consolidated statements of operations amounted to $23,701 ($12,555 to administrative expenses and $11,146 to cost of sales) and $49,100 ($32,978 to administrative expenses and $16,122 to cost of sales), respectively.

4. Intangible assets

Intangible assets consist of acquired mining rights.

As of June 30, 2018 and December 31, 2017, the Company owned three mining rights in Mongolia.

	(In United States dollars)
Cost	
At June 30, 2018 and December 31, 2017	1,097,362
Accumulated amortization and impairment loss	
At June 30, 2018 and December 31, 2017	-
Net book value	
At June 30, 2018	1,097,362
At December 31, 2017	1,097,362

As of June 30, 2018, future minimum amortization expenses in respect of intangible assets are as follows:-

	(In United States dollars)
June 30, 2019	38,675
June 30, 2020	107,267
June 30, 2021	117,616
June 30, 2022	117,616
June 30, 2023	117,616
Thereafter	598,572
	1,097,362

5. Interests in subsidiaries

Particulars of principal subsidiaries as of June 30, 2018 and December 31, 2017 are as follows:-

Name	Place of incorporation and type of legal entity	Particulars of issued capital/ registered capital	Percentage of capital held by the company		Principal activities
			June 30, 2018	December 31, 2017	
Arcus Mining Group Company Limited * ("AMGC")	The Republic of Seychelles, limited liability company	$1	100%	100%	Investment holding
Arcus Hong Kong Limited # ("AHK")	Hong Kong, limited liability company	HK$1,000	100%	100%	Investment holding
Best Metro (Hong Kong) Limited # ("BMHK")	Hong Kong, limited liability company	HK$1	100%	100%	Investment holding, providing management and administrative support to the group companies
China Aim (Hong Kong) Limited # ("CAHK")	Hong Kong, limited liability company	HK$1	100%	100%	Investment holding
Khan Shashir LLC # ("KSS")	Mongolia, limited liability company	MNT1,000,000,000	100%	100%	Fluorite mining processing and sales of fluorite products
Shek Hung Gold LLC # ("SHG")	Mongolia, limited liability company	MNT127,800,000	100%	100%	Fluorite mining processing
Best Metro Import & Export Trading (Inner Mongolia) Limited # ("BMIM")	PRC, limited liability company	RMB500,000	100%	100%	Sales of fluorite products and import and export machinery

* Shares directly held by Arcus
\# Shares indirectly held by Arcus

6. Income taxes

The companies comprising the Company are subject to tax on an entity basis on income arising in or derived from the Republic of Seychelles, Mongolia, PRC and Hong Kong.
Seychelles Tax

The statutory tax rate in the Republic of Seychelles is 25% on the first 1 million Seychelles Rupee of taxable income and 33% on the remainder. Arcus and AMGC are not subject to income taxes in the Republic of Seychelles for each of the six-month periods ended June 30, 2018 and 2017.

Hong Kong Tax

BMHK, AHK and CAHK are subject to Hong Kong profits tax at the rate of 16.5% on the assessable profits. No provision for Hong Kong profits tax has been made as these companies incurred a loss for each of the six-month periods ended June 30, 2018 and 2017.

Mongolia Corporate Income Tax

KSS and SHG are registered and operate in Mongolia and are subject to Mongolia Corporate Income Tax at the rate of 10% on taxable income below MNT3 billion, or MNT300 million plus 25% on taxable income exceeding MNT3 billion. No provision for Mongolia corporate income tax has been made as these companies incurred a loss for each of the six-month periods ended June 30, 2018 and 2017.

PRC Enterprise Income Tax

BMIM is subject to PRC Enterprise Income Tax at the statutory rate of 25%. No provision for PRC Enterprise Income Tax has been made as this company incurred a loss for each of the six-month periods ended June 30, 2018 and 2017.

6. Income taxes (continued)

The Company's deferred tax assets and liabilities as of June 30, 2018 and December 31, 2017 are attributable to the following:

	As of June 30, 2018	As of December 31, 2017
	(In United States dollars)	
Tax loss carry forwards	267,645	212,789
Less: Valuation allowance	(267,645)	(212,789)
	-	-

Changes in valuation allowance are as follows:

	As of June 30, 2018	As of December 31, 2017
	(In United States dollars)	
Beginning balance	212,789	122,587
Increase in valuation allowance	54,856	90,202
Ending balance	267,645	212,789

7. Other payables

	As of June 30, 2018	As of December 31, 2017
	(In United States dollars)	
Tax and social insurance payable	1,188	6,267
Receipts in advance	203,363	57,387
Other payables	159,760	170,731
	364,311	234,385

8. Related party transactions

(a) Loans from related persons

As of June 30, 2018, loans from related persons included a HK$4 million (equivalent to $509,933) loan borrowed from the wife of one of the shareholders of Arcus on May 21, 2018. The loan is unsecured, has no collateral or guarantee and carries interest at a monthly rate of 3.08% for the first month and a monthly rate of 1.08% for the rest of the term. The loan is due to be repaid on May 20, 2019.

As of June 30, 2018 and December 31, 2017, loans from related persons included a HK$1 million (equivalent to June 30, 2018: $127,483 and December 31, 2017: $128,011) loan borrowed from the son of a director of Arcus on October 6, 2016. The loan is unsecured, has no collateral or guarantee and carries interest at 8% per annum. The loan is due to be repaid on October 5, 2018.

8. Related party transactions (continued)

(a) Loans from related persons (continued)

As of June 30, 2018 and December 31, 2017, loans from related persons included a HK$1 million (equivalent to June 30, 2018: $127,483 and December 31, 2017: $128,011) loan borrowed from the sisters of one of the shareholders of Arcus and the ultimate shareholder on October 31, 2016. The loan is unsecured, has no collateral or guarantee and carries interest at 8% per annum. The loan is due to be repaid on October 31, 2018.

(b) Interest expense paid to related persons

During the six-month periods ended June 30, 2018 and 2017, interest expense of HK$202,237 (equivalent to $25,800) and HK$79,343 (equivalent to $10,201), respectively, was paid to related persons.

(c) Amounts due to shareholders

Amounts due to shareholders are unsecured, interest-free and there are no fixed terms of repayment.

9. Commitments

The Company is renting or leasing offices located in Hong Kong and Mongolia with total monthly payments of $17,198 and $2,500, respectively.

The aggregate minimum payments over the next five years are as follows:-

	(In United States dollars)
December 31, 2018	119,914
December 31, 2019	239,644
December 31, 2020	229,164
December 31, 2021	30,000
December 31, 2022	30,000
Thereafter	60,000
	708,722

Rental expenses for all operating leases of office premises in Hong Kong and Mongolia amounted to $106,099 and $115,159 for the six-month periods ended June 30, 2018 and 2017, respectively.

10. Concentrations and credit risk

Cash at bank is a financial instrument that potentially subjects the Company to a concentration of credit risk; however, the Company considers this risk to be minimal due to the good standing of the financial institutions at which the cash is held. The Company does not require collateral or other securities to support financial instruments that are subject to credit risk.